Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G filed on September 20, 2021 (including amendments thereto) with respect to the shares of Series A Common Stock, par value $0.01 per share, of DallasNews Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: September 22, 2021

DOLPHIN LIMITED PARTNERSHIP III, L.P.

By:	Dolphin Associates III, LLC General Partner

By:	Dolphin Holdings Corp. III Managing Member

By:	/s/ Donald T. Netter
Donald T. Netter Senior Managing Director

DOLPHIN ASSOCIATES III, LLC

By:	Dolphin Holdings Corp. III Managing Member

By:	/s/ Donald T. Netter
Donald T. Netter Senior Managing Director

DOLPHIN HOLDINGS CORP. III

By:	/s/ Donald T. Netter
Donald T. Netter Senior Managing Director

SCANN2 PARTNERS, L.P.

By:	Scann2, LLC General Partner

By:	/s/ Donald T. Netter
Donald T. Netter President

SCANN2, LLC.

By:	/s/ Donald T. Netter
Donald T. Netter President

Exhibit 99.1

THE NETTER CHILDREN TRUST

By:	/s/ Donald T. Netter
Donald T. Netter Trustee

THE DONALD T. NETTER CHARITABLE REMAINDER UNITRUST

By:	/s/ Donald T. Netter
Donald T. Netter Trustee

SDAS, LLC

By:	/s/ Donald T. Netter
Donald T. Netter Manager

/s/ Donald T. Netter
DONALD T. NETTER